UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 15, 2010

___________________________

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)

(925) 452-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 15, 2010, Eric Herr, a director of Taleo Corporation (the “Company”) notified Taleo that he declined to stand for re-election at the Company’s 2010 annual meeting.  Mr. Herr’s determination not to continue on the Board of Directors beyond the expiration of his current term was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Herr will remain on the Board of Directors through the Company’s 2010 annual meeting, and will retain his position as lead independent director and a member of the audit committee through such time.  At the meeting of the Board of Directors occurring concurrently with the Company’s annual meeting, the Company intends to consider and reconstitute its committees and name a new lead independent director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

By:	/s/ Katy Murray
Katy Murray Executive Vice President and Chief Financial Officer

Date:  February 19, 2010